For Immediate Release NEWS RELEASE
Contact:
Alexander Nickolatos, CFO
anickolatos@ecostim-es.com
281-531-7200

Eco-Stim Energy Solutions Secures Exclusive Rights For Key “Field Management” Technology

HOUSTON, TEXAS – May 6, 2014 - Eco-Stim Energy Solutions, Inc. (“EcoStim” or “the Company”) announced today that it has executed an exclusivity agreement with Fotech Oil & Gas Solutions, Inc. (“Fotech”) whereby the Company obtained exclusive rights to market, sell, utilize and distribute Fotech’s fiber optic recording systems in Argentina and Mexico. These recording systems are used in the Company’s field management operations to diagnose well integrity, flow properties and to monitor down-hole activity including the well stimulation process. The initial recording systems are expected to be delivered in the second quarter of 2014 and will be used to perform field management services for customers requesting down-hole well diagnostics.

EcoStim President and CEO Chris Boswell stated, “Following EcoStim’s successful field management project earlier this year in which the company was able to precisely detect oil and gas production for its clients in several low flow wells located in the Vaca Muerta formation, we made a strategic decision to move forward with the full implementation of our field management business plan. In that connection, we have committed management time and capital to secure our market position and we believe Fotech’s proprietary technology is a key component in our efforts to help our customers better understand these emerging shale reservoirs. We continue to believe that by combining the latest pressure-pumping and completion techniques with predictive geophysical and geometric tools, down-hole diagnostic tools and our preferred sliding sleeve technology, our proprietary “field management system” can help drive a more efficient and eco-friendly process to developing unconventional resources”.

About the Company

Eco-Stim Energy Solutions is an environmentally-focused oilfield service and technology company providing proprietary field management technologies and well stimulation and completion services to oil and gas producers drilling in the rapidly expanding international unconventional shale market. EcoStim’s proprietary methodology and technology offers the potential to decrease the number of stages stimulated in shale plays through a unique process that predicts high probability production zones while confirming those production zones using the latest generation down-hole diagnostic tools. In addition, EcoStim offers its clients completion techniques that can dramatically reduce horsepower requirements, emissions, surface footprint and water usage. EcoStim seeks to deliver well completion services with better technology, better ecology and significantly improved economics for unconventional oil and gas producers worldwide.

2930 W. Sam Houston Pkwy N. ● Suite 275 ● Houston, Texas 77043 ● Tel: 281-531-7200 ● Fax: 281-531-7297

Forward-Looking Statements:

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the “Risk Factors” section of the Company’s 10-K filed with the Securities and Exchange Commission on March 28, 2014 and risks relating to expected continued development of fracturing operations and unconventional activity in Argentina, expected financial results for past and future periods; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; drilling and operating risks; the adequacy of the Company’s capital resources and liquidity; difficult and adverse conditions in the domestic and global capital and credit markets; risks related to the concentration of our operations in the South America; shortages of oilfield and frac service equipment, services and qualified personnel and increases in costs for such equipment, services and personnel; uncertainties about the Company’s ability to successfully execute its business and financial plans and strategies; general economic and business conditions, either internationally or domestically or in the jurisdictions in which the Company operates; competition in the oil and natural gas industry; uncertainty concerning our assumed or possible future results of operations; the Company’s existing indebtedness; and other important factors that could cause actual results to differ materially from those projected.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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2930 W. Sam Houston Pkwy N. ● Suite 275 ● Houston, Texas 77043 ● Tel: 281-531-7200 ● Fax: 281-531-7297